CERTIFICATE

                              OF INCORPORATION

                                     of

                INTERNATIONAL BUSINESS MACHINES CORPORATION


                          Restated April 27, 1992

                             Filed May 27, 1992

                      As Amended through May 28, 1993

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                             TABLE OF CONTENTS


                                                          Page

             Article One
               Name.........................                1

             Article Two
               Purposes & Powers............                1

             Article Three
              Capital.......................                1

             Article Four
               Shares.......................                1

             Article Five
               Office.......................                9

             Article Six
               Directors....................                9

             Article Seven
               Committees, Account Books,                  10
               Dividends, Qualification of
               Directors, Payment of Directors

             Article Eight
               Contracts, Ratification......               10

             Article Nine
               Agent for Service............               11

             Article Ten
               Preemptive Rights............               11

             Article Eleven
               Liability of Directors.......               11

                        Certificate of Incorporation

                                     of

                INTERNATIONAL BUSINESS MACHINES CORPORATION


ONE: The name of the corporation (hereinafter called "the Corporation") is International Business Machines Corporation.

TWO: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and to exercise powers granted under the Business Corporation Law of the State of New York, provided that the Corporation shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

THREE:     The aggregate number of shares that the Corporation shall have authority to issue is 900,000,000 shares, consisting of 750,000,000 shares of the par value of $1.25 per share, which shall be designated "capital stock" and 150,000,000 shares of the par value of $.01 per share, which shall be designated "preferred stock."

FOUR: (1) Subject to the provisions of the By-laws, as from time to time amended, with respect to the closing of the transfer books and the fixing of a record date, each share of the capital stock of the Corporation shall be entitled to one vote on all matters requiring a vote of the stockholders and, subject to the rights of the holders of any outstanding shares of preferred stock issued under this Article FOUR, shall be entitled to receive such dividends, in cash, securities, or property, as may from time to time be declared by the Board of Directors. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, after payment shall have been made to the holders of preferred stock of the full amount to which they shall be entitled under this Article FOUR, the holders of capital stock shall be entitled, to the exclusion of the holders of the preferred stock of any series, to share ratably, according to the number of shares held by them, in all remaining assets of the Corporation available for distribution.

(2) The Board of Directors is authorized, at any time or from time to time, to issue preferred stock and (i) to divide the shares of preferred stock into series; (ii) to determine the designation for any such series by number, letter, or title that shall distinguish such series from any other series of preferred stock; (iii) to determine the number of shares in any such series (including a determination that such series shall consist of a single share); and (iv) to determine with respect to the shares of any series of preferred stock:

(a) whether the holders thereof shall be entitled to cumulative, noncumulative, or partially cumulative dividends and, with respect to shares entitled to dividends, the dividend rate or rates, including without limitation the methods and procedures for determining such rate or rates, and any other terms and conditions relating to such dividends;





 1.

(b) whether, and if so to what extent and upon what terms and conditions, the holders thereof shall be entitled to rights upon the liquidation of, or upon any distribution of the assets of, the Corporation;

(c) whether, and if so upon what terms and conditions, such shares shall be convertible into, or exchangeable for, other securities or property;

(d) whether, and if so upon what terms and conditions, such shares shall be redeemable;

(e) whether the shares shall be subject to any sinking fund provided for the purchase or redemption of such shares and, if so, the terms of such fund;

(f) whether the holders thereof shall be entitled to voting rights and, if so, the terms and conditions for the exercise thereof, provided that the holders of shares of preferred stock (i) will not be entitled to more than the lesser of (x) one vote per $100 of liquidation value or (y) one vote per share, when voting as a class with the holders of shares of capital stock, and (ii) will not be entitled to vote on any matter separately as a class, except, to the extent specified with respect to each series, (x) with respect to any amendment or alteration of the provisions of this Certificate of Incorporation that would adversely affect the powers, preferences, or special rights of the applicable series of preferred stock or (y) in the event the Corporation fails to pay dividends on any series of preferred stock in full for any six quarterly dividend payment periods, whether or not consecutive, in which event the number of directors may be increased by two and the holders of outstanding shares of preferred stock then similarly entitled shall be entitled to elect the two additional directors until full accumulated dividends on all such shares of preferred stock shall have been paid; and

(g) whether the holders thereof shall be entitled to other preferences or rights and, if so, the qualifications, limitations, or restrictions of such preferences or rights.

(3)  Provisions relating to the Series A 7-1/2% Preferred Stock.

(a)  Designation, Number, and Liquidation Preference.  A series of
     -----------------------------------------------
preferred stock is hereby designated "Series A 7-1/2% Preferred Stock".
The number of Shares constituting the Series A 7-1/2% Preferred Stock is 12,000,000. Shares of the Series A 7-1/2% Preferred Stock shall have a par value of $.01 and a liquidation preference of $100 per share. The number of authorized shares of the Series A 7-1/2% Preferred Stock may be increased or decreased, in the discretion of the Board of Directors, by amending this paragraph.

(b)  Dividend Rate.
     -------------

(i) Shares of the Series A 7-1/2% Preferred Stock shall be entitled to receive dividends at a fixed annual rate of $7.50 per share. Such








 2.

dividends shall be cumulative from the date of original issue of such shares and shall be payable, when and as declared by the Board of Directors, quarterly for each of the quarters ending March, June, September and December of each year, in arrears on the first business day of each April, July, October and January, commencing July 1, 1993. Each such dividend shall be paid to the holders of record of shares of the Series A 7-1/2% Preferred Stock as they appear on the stock register on the applicable record date, which shall be the 15th day prior to the payment date thereof. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date as may be fixed by the Board of Directors which shall not exceed 30 days preceding such dividend payment date thereof.

(ii) No dividends shall be declared or paid or set apart for payment on any shares of any class or classes of stock of the Corporation or any series thereof ranking, as to dividends, on a parity with or junior to the Series A 7-1/2% Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on the Series A 7-1/2% Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of the Series A 7-1/2% Preferred Stock and any other shares of any class or classes of stock or series thereof ranking on a parity as to dividends with the Series A 7-1/2% Preferred Stock, all dividends declared upon shares of the Series A 7-1/2% Preferred Stock and any other shares of such class or classes or series thereof ranking on a parity as to dividends with the Series A 7-1/2% Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series A 7-1/2% Preferred Stock and such other shares shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A 7-1/2% Preferred Stock and such other shares bear to each other. Holders of shares of the Series A 7-1/2% Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series A 7-1/2% Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A 7-1/2% Preferred Stock which may be in arrears.

(iii) So long as any shares of the Series A 7-1/2% Preferred Stock are outstanding, no dividend (other than a dividend in capital stock or in any other shares ranking junior to the Series A 7-1/2% Preferred Stock as to dividends and upon Liquidation (as defined in subsection (f)(i) and other than as provided in paragraph (ii) of this subsection (b)) shall be declared or paid or set aside for payment or other distribution declared or made upon the shares of capital stock or upon any other shares ranking junior to or on a parity with the Series A 7-1/2% Preferred Stock as to dividends or upon Liquidation, nor shall any of the shares of capital stock or any other shares of the Corporation ranking junior to or on a parity with the Series A 7-1/2% Preferred Stock as to dividends or upon








 3.

Liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for shares of the Corporation ranking junior to the Series A 7-1/2% Preferred Stock as to dividends and upon Liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of the Series A 7-1/2% Preferred Stock shall have been or contemporaneously are declared and paid, or declared and a sum sufficient for payment thereof is set apart for payment, for all past dividend payment periods.

(iv) Dividends payable on the Series A 7-1/2% Preferred Stock for any period less than a full quarterly dividend period, and for the dividend period beginning on the date of issuance of the shares of the Series A 7-1/2% Preferred Stock, shall be computed on the basis of a 360-day year consisting of 12 30-day months. The amount of dividends payable on shares of the Series A 7-1/2% Preferred Stock for each full quarterly dividend period shall be computed by dividing by 4 the annual rate per share set forth above in subsection (b)(i).

(c)  Redemption.
     ----------

(i) The shares of the Series A 7-1/2% Preferred Stock shall not be redeemable prior to July 1, 2001. On and after July 1, 2001, the Corporation, at its option, may redeem shares of the Series A 7-1/2% Preferred Stock, as a whole or in part, at any time or from time to time, at a redemption price per share of $100 plus, in each case, accrued and unpaid dividends thereon to the date fixed for redemption.

(ii) In the event that fewer than all the outstanding shares of the Series A 7-1/2% Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

(iii) In the event the Corporation shall redeem shares of the Series A 7-1/2% Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 35 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Depositary (as provided in subsection (j)(iii) below).
Each such mailed notice shall state: (v) the redemption date; (w) the number of shares of the Series A 7-1/2% Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (x) the redemption price; (y) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (z) that dividends on the shares to be redeemed will cease to accrue on such redemption date. No defect in the notice of redemption or in the mailing thereof shall affect the validity of the redemption proceedings, and the failure to give notice








 4.

to any holder of shares of the Series A 7-1/2% Preferred Stock to be so redeemed shall not affect the validity of the notice given to the other holders of shares of the Series A 7-1/2% Preferred Stock to be so redeemed.

(iv) Notice having been mailed as aforesaid, then, notwithstanding that the certificates evidencing the shares of the Series A 7-1/2% Preferred Stock shall not have been surrendered, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series A 7-1/2% Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders (including dividend and voting rights) of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

(v) Any shares of the Series A 7-1/2% Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.
(vi) Notwithstanding the foregoing provisions of this subsection (c), if any dividends on the Series A 7-1/2% Preferred Stock are in arrears, no shares of the Series A 7-1/2% Preferred Stock shall be redeemed unless all outstanding shares of the Series A 7-1/2% Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of the Series A 7-1/2% Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Series A 7-1/2% Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series A 7-1/2% Preferred Stock.

(d)  Conversion.  The holders of shares of the Series A 7-1/2% Preferred
     ----------
Stock shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation.

(e)  Voting.  The shares of the Series A 7-1/2% Preferred Stock shall not
     ------
have any voting powers either general or special, except as required by law and except that:

(i) So long as any of the shares of the Series A 7-1/2% Preferred Stock are outstanding, the consent of the holders of at least two-thirds of all the shares of the Series A 7-1/2% Preferred Stock at the time outstanding,









 5.

given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A 7-1/2% Preferred Stock shall vote together as a separate class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any certificate of amendment or any similar document relating to any series of preferred stock) which would adversely affect the powers, preferences or special rights of the Series A 7-1/2% Preferred Stock, including the creation or authorization of any class of stock that ranks senior to the Preferred Stock with respect to dividends or upon Liquidation. Any amendment or any resolution or action of the Board of Directors which would create or issue any series of preferred stock out of the authorized shares of preferred stock, or which would authorize, create or issue any shares or class of stock (whether or not already authorized), ranking junior to or on a parity with the Series A 7-1/2% Preferred Stock with respect to the payment of dividends and distributions and distributions upon any Liquidation, shall not be considered to affect adversely the powers, preferences or special rights of the outstanding shares of the Series A 7-1/2% Preferred Stock;

(ii) In the event that the Corporation shall have failed to declare and pay or set apart for payment in full the dividends accumulated on the outstanding shares of the Series A 7-1/2% Preferred Stock for any six quarterly dividend payment periods, whether or not consecutive, and all such preferred dividends remain unpaid (a "Preferred Dividend Default"), the number of directors of the Corporation shall be increased by two and the holders of outstanding shares of the Series A 7-1/2% Preferred Stock, voting together as a class with all other series of preferred stock then entitled to vote on the election of such directors, shall be entitled to elect such two additional directors until the full dividends accumulated on all outstanding shares of the Series A 7-1/2% Preferred Stock have been declared and paid in full. Upon the occurrence of a Preferred Dividend Default, the Board of Directors shall within 10 business days (any day other than a day which is a Saturday, Sunday or legal holiday on which banks are open for business in New York, New York) of such default call a special meeting of the holders of shares of the Series A 7-1/2% Preferred Stock and all other holders of a series of preferred stock who are then entitled to participate in the election of such directors for the purpose of electing the additional directors provided by the foregoing provisions; provided that, in lieu of holding such meeting, the holders of record of a majority of the outstanding shares of the Series A 7-1/2% Preferred Stock and all other series of preferred stock who are then entitled to participate in the election of such directors may, by action taken by written consent as permitted by law and this Certificate of Incorporation and the By-laws of the Corporation, elect such additional directors. If and when all accumulated dividends on the shares of the Series A 7-1/2% Preferred Stock have been declared and paid or set aside for payment in full, the holders of shares of the Series A 7-1/2% Preferred Stock shall be divested of the special voting rights provided by this paragraph, subject to revesting in the event of each and every subsequent Preferred Dividend








 6.

Default. Upon termination of such special voting rights attributable to all holders of shares of the Series A 7-1/2% Preferred Stock and any other series of preferred stock, the term of office of each director elected by the holders of shares of the Series A 7-1/2% Preferred Stock and such parity stock (hereinafter referred to as a "Preferred Stock Director") pursuant to such special voting rights shall forthwith terminate and the number of directors of the Company shall, without further action, be reduced by two, subject always to the increase in the number of directors pursuant to the foregoing provisions in case of a future Preferred Dividend Default. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding shares of the Series A 7-1/2% Preferred Stock and all other series of preferred stock who were entitled to participate in such Preferred Stock Director's election, voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law and this Certificate of Incorporation and the By-laws of the Corporation. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by vote of the holders of record of a majority of the outstanding shares of the Series A 7-1/2% Preferred Stock and all other series of preferred stock who are then entitled to participate in the election of such Preferred Stock Directors as provided above. As long as a Preferred Dividend Default shall continue, holders of shares of the Series A 7-1/2% Preferred Stock shall not, as such stockholders, be entitled to vote on the election or removal of directors other than Preferred Stock Directors, but shall not be divested of any other voting rights provided to such stockholders by law with respect to any other matter to be acted upon by the stockholders of the Corporation. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(f)  Liquidation Rights.
     ------------------

(i) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), after payment or provision for payment has been made of the debts and other liabilities of the Corporation and payment or provision for payment has been made on all amounts required to be paid in respect of all outstanding shares of any class or classes of stock of the Corporation or series thereof ranking senior to the shares of the Series A 7-1/2% Preferred Stock, the holders of the shares of the Series A 7-1/2% Preferred Stock shall be entitled, subject to paragraph (iv) of this subsection (f), to receive out of the assets of the Corporation, before any payment or distribution shall be made on capital stock or on any other class of stock ranking junior to preferred stock upon Liquidation, the amount of $100 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.










 7.

(ii) Neither the sale, transfer or lease of all or any part of the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a Liquidation for the purposes of this subsection (f).

(iii)  After the payment to the holders of the shares of the Series A
7-1/2% Preferred Stock of the full preferential amounts provided for in this subsection (f), the holders of the Series A 7-1/2% Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation and the shares of the Series A 7-1/2% Preferred Stock shall no longer be deemed to be outstanding or be entitled to any other powers, preferences, rights or privileges, including voting rights, and such shares shall be surrendered for cancellation to the Corporation.

(iv) In the event the assets of the Corporation available for distribution to the holders of shares of the Series A 7-1/2% Preferred Stock upon any Liquidation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (i) of this subsection (f), no such distribution shall be made on account of any shares of any series of preferred stock ranking on a parity with the shares of the Series A 7-1/2% Preferred Stock upon such Liquidation unless proportionate distributive amounts shall be paid on account of the shares of the Series A 7-1/2% Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such Liquidation.

(g)  Priority.  Any shares of any class or classes of the Corporation or
     --------
series thereof shall be deemed to rank:

(i) prior to the shares of the Series A 7-1/2% Preferred Stock, either as to dividends or upon Liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation of the Corporation, in preference or priority to the holder of shares of the Series A 7-1/2% Preferred Stock;
(ii) on a parity with shares of the Series A 7-1/2% Preferred Stock, either as to dividends or upon Liquidation, whether or not the dividend rates, dividend payment dates or redemption or Liquidation prices per share or sinking fund provisions, if any, be different from those of the Series A 7-1/2% Preferred Stock, if the holders of such shares shall be entitled to the receipt of dividends or of amounts distributable upon Liquidation of the Corporation, in proportion to their respective dividend rates or Liquidation prices, without preference or priority, one over the other, as between the holders of such shares and the holders of shares of the Series A 7-1/2% Preferred Stock; and

(iii) junior to shares of the Series A 7-1/2% Preferred Stock, either as to dividends or upon Liquidation, if such class is capital stock or if the holders of shares of the Series A 7-1/2% Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon Liquidation of the









 8.

Corporation, in preference or priority to the holders of shares of such class or classes.

(h)  Sinking or Retirement Fund.  The shares of the Series A 7-1/2%
     --------------------------
Preferred Stock shall not be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares.


(i)  Distribution to Capital Stock Holders.  Distribution of any of the
     -------------------------------------
Series A 7-1/2% Preferred Stock or any other series of preferred stock may, in the discretion of the Board of Directors, be made to the holders of shares of capital stock.

(j)  Miscellaneous.
     -------------
(i) Subject to paragraph (iii) of subsection (c) above, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Incorporation) with postage prepaid, addressed: if to the Corporation, to its offices at Old Orchard Road, Armonk, New York 10504 (Attention: Secretary), if to the Depositary (as defined in paragraph (iii) below), to such holder at the address of such holder as listed in the stock book (which may include the records of the Depositary if appropriate); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

(ii) In the event a holder of shares of the Series A 7-1/2% Preferred Stock shall not by written notice designate the name to whom payment upon redemption of any shares of the Series A 7-1/2% Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such shares as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

(iii) First Chicago Trust Company of New York shall be appointed the depositary (the "Depositary") for the shares of the Series A 7-1/2% Preferred Stock. The Depositary shall act as transfer agent, registrar and dividend disbursing agent for the shares of the Series A 7-1/2% Preferred Stock.

FIVE: The town and county within the State of New York in which the office of the Corporation is to be located is the Town of North Castle, County of Westchester.

SIX: The number of directors of the Corporation shall be provided in its By-laws, but not less than 9 nor more than 25.








 9.

SEVEN: The Board of Directors may designate from their number an executive committee and one or more other committees, each of which shall consist of three or more directors. All such committees, in the intervals between meetings of the Board of Directors and to the extent provided in the By-laws or the resolution of the Board of Directors establishing such a committee, shall have all the authority and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent lawful under the Business Corporation Law of the State of New York.

The Board of Directors shall from time to time decide whether and to what extent and at what times and under what conditions and requirements the accounts and books of the Corporation, or any of them, except the stock book, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books or documents of the Corporation except as conferred by statute of the State of New York or authorized by the Board of Directors.

The Board of Directors may from time to time fix, determine, and vary the amount of the working capital of the Corporation; may determine what part, if any, of surplus shall be declared in dividends and paid to the stockholders; may determine the time or times for the declaration and payment of dividends, the amount thereof, and whether they are to be in cash, securities, or properties; may direct and determine the use and disposition of any surplus or net profits over and above the capital, and in its discretion may use or apply any such surplus or accumulated profits in the purchase or acquisition of bonds or other pecuniary obligations of the Corporation to such extent, and in such manner and upon such terms as the Board of Directors may deem expedient.

Directors shall be stockholders, subject to the power of the Board of Directors from time to time to prescribe a reasonable time after qualification within which newly elected directors must become stockholders.

Each director, in consideration of serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the stockholders or of the Board of Directors or of committees of the Board of Directors, or both, as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred in connection with the performance of duties. Nothing herein contained shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

EIGHT: In the absence of fraud, any director of the Corporation individually, or any firm or association of which any director is a member, or any corporation of which any director is an officer, director, stockholder, or employee, or in which such director is pecuniarily or otherwise interested, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction, or act of the Corporation, and








 10.

(1) Such contract, transaction, or act shall not be in any way invalidated or otherwise affected by that fact,

(2) Any such director of the Corporation may be counted in determining the existence of a quorum at any meeting of the Board of Directors or of any committee thereof that shall authorize any such contract, transaction, or act, but may not vote thereon, and

(3) No director of the Corporation shall be liable to account to the Corporation for any profit realized by such director from or through any such contract, transaction, or act;

provided, however, that if any such director of the Corporation is so interested either individually or as a member of a firm or association, or as the holder of a majority of the stock of any class of a corporation, the contract, transaction, or act shall be duly authorized or ratified by a majority of the Board of Directors who are not so interested and who know of such director's interest therein.

To the extent permitted by law, any contract, transaction, or act of the Corporation or of the Board of Directors or of any committee thereof that shall be ratified, whether before or after judgment rendered in a suit with respect to such contract, transaction, or act, by the holders of a majority of the stock of the Corporation having voting power at any annual meeting or at any special meeting called for such purpose, shall be as valid and as binding as though ratified by every stockholder of the Corporation and shall constitute a complete bar to any such suit or to any claim of execution in respect of any such judgment; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction, or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors, officers, or employees of its or their right to proceed with such contract, transaction, or act.

NINE: The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served, and the address within the State to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation that may be served upon the Secretary of State is Armonk, New York 10504.

TEN: The holders of shares of the Corporation shall have no preemptive or preferential right to subscribe for or purchase any shares of the Corporation or any rights or options to purchase shares of the Corporation or any shares or other securities convertible into or carrying rights or options to purchase shares of the Corporation.

ELEVEN: Pursuant to Section 402(b) of the Business Corporation Law of the State of New York, the liability of the Corporation's directors to the Corporation or its stockholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the








 11.

Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         _______________________________________


This Restated Certificate of Incorporation was approved by the Board of Directors of the Corporation and on April 27, 1992 by the stockholders and, pursuant to their authority, was executed on May 19, 1992 by Robert Ripp and John E. Hickey, and was filed with the Department of State of the State of New York on May 27, 1992.

                INTERNATIONAL BUSINESS MACHINES CORPORATION

I, John E. Hickey, Secretary of International Business Machines
Corporation, do hereby certify that the foregoing is a true and complete copy of the Restated Certificate of Incorporation of said Corporation as amended through May 28, 1993, and it remains in full force and effect on this date.

IN WITNESS WHEREOF, I have signed my name and affixed the seal of International Business Machines Corporation this 28th day of
March, 1994.


                                             J.E. HICKEY
                                          -----------------
                                              Secretary



























 12.